UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Dominion Energy, Inc.

(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
2019 Series A Corporate Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-219088

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Registrant’s 2019 Series A Corporate Units to be registered hereunder is set forth (i) under the captions “Description of Stock Purchase Contracts and Stock Purchase Units” and “Description of Capital Stock – Preferred Stock” contained in the Prospectus, dated June 30, 2017, to the Registrant’s registration statement on Form S-3 (File No. 333-219088) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on June 30, 2017, (ii) under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and the Pledge Agreement,” “Description of the Convertible Preferred Stock” and “Description of Our Capital Stock” included in the Prospectus Supplement filed with the Commission on June 13, 2019, pursuant to Rule 424(b) under the Securities Act and (iii) in Exhibit 99.1 – “Description of Common Stock” in Amendment No. 3 to our Current Report on Form 8-K, filed with the Commission under the Securities Exchange Act of 1934, as amended (File No. 1-8489), on June 10, 2019. Such descriptions are incorporated herein by reference.

Item 2.	Exhibits

Exhibit No.	Description

1.	Articles of Incorporation, amended and restated effective June 14, 2019 (incorporated by reference to Exhibit 3.1 to Dominion Energy, Inc.’s Form 8-K filed June 14, 2019, File No. 1-8489).

2.	Amended and Restated Bylaws, effective May 10, 2017 (incorporated by reference to Exhibit 3.2 to Dominion Energy, Inc.’s Form 8-K filed May 10, 2017, File No. 1-8489).

3.	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.5 to Dominion Energy, Inc.’s Form 8-K filed June 14, 2019, File No. 1-8489).

4.	2019 Series A Purchase Contract and Pledge Agreement, dated June 14, 2019, among Dominion Energy, Inc., Deutsche Bank Trust Company Americas as Purchase Contract Agent, and HSBC Bank USA, National Association as Collateral Agent, Custodial Agent and Securities Intermediary (incorporated by reference to Exhibit 4.1 to Dominion Energy, Inc.’s Form 8-K filed June 14, 2019, File No. 1-8489).

5.	Form of 2019 Series A Corporate Unit Certificate (incorporated by reference to Exhibit 4.2 to Dominion Energy, Inc.’s Form 8-K filed June 14, 2019, File No. 1-8489).

6.	Form of 2019 Series A Treasury Unit Certificate (incorporated by reference to Exhibit 4.3 to Dominion Energy, Inc.’s Form 8-K filed June 14, 2019, File No. 1-8489).

7.	Form of 2019 Series A Cash Settled Unit Certificate (incorporated by reference to Exhibit 4.4 to Dominion Energy, Inc.’s Form 8-K filed June 14, 2019, File No. 1-8489).

8.	Form of Convertible Preferred Stock Certificate (incorporated by reference to Exhibit 4.6 to Dominion Energy, Inc.’s Form 8-K filed June 14, 2019, File No. 1-8489).

SIGNATURE

Pursuant to the requirements of Section 12 of Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dominion Energy, Inc.

By:	/s/ James R. Chapman
James R. Chapman
Executive Vice President, Chief Financial Officer and Treasurer

Dated: June 14, 2019